Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 27, 2026, with respect to the consolidated financial statements of Acadian Asset Management Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
June 11, 2026